Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT
THIRD QUARTER 2020
(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.
FINANCIAL SUPPLEMENT
THIRD QUARTER 2020
(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 14, 2020. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS
PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally. PNC's retail branch network is located primarily in markets across the Mid-Atlantic, Midwest and Southeast. PNC also has strategic international offices in four countries outside the U.S.

DISCONTINUED OPERATIONS
On May 15, 2020, PNC completed the sale of its 31.6 million shares of BlackRock, Inc., common and preferred stock through a registered secondary offering. In addition, BlackRock repurchased 2.65 million shares from PNC. The total proceeds from the sale were $14.2 billion in cash, net of $.2 billion in expenses, and resulted in a gain on sale of $4.3 billion. Additionally, PNC contributed 500,000 BlackRock shares to the PNC Foundation on May 18, 2020. As a result, PNC has divested its entire holding in BlackRock. PNC and its affiliates only hold shares of BlackRock stock in a fiduciary capacity for clients of PNC and its affiliates. Activity for BlackRock for all periods presented on the Consolidated Income Statement have been reclassified to discontinued operations and prior period BlackRock investment balances have been reclassified to the Asset held for sale line on the Consolidated Balance Sheet in accordance with Accounting Standard Codification (ASC) 205-20, Presentation of Financial Statements - Discontinued Operations.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions, except per share data	2020	2020	2020	2019	2019	2020	2019
Interest Income
Loans	$2,116	$2,257	$2,480	$2,573	$2,678	$6,853	$7,952
Investment securities	490	527	582	560	617	1,599	1,866
Other	70	71	138	201	208	279	610
Total interest income	2,676	2,855	3,200	3,334	3,503	8,731	10,428
Interest Expense
Deposits	74	141	375	468	531	590	1,518
Borrowed funds	118	187	314	378	468	619	1,433
Total interest expense	192	328	689	846	999	1,209	2,951
Net interest income	2,484	2,527	2,511	2,488	2,504	7,522	7,477
Noninterest Income
Asset management	215	199	201	216	213	615	646
Consumer services	390	330	377	390	402	1,097	1,165
Corporate services	479	512	526	499	469	1,517	1,415
Residential mortgage	137	158	210	87	134	505	281
Service charges on deposits	119	79	168	185	178	366	517
Other (a)	457	271	343	456	342	1,071	1,017
Total noninterest income	1,797	1,549	1,825	1,833	1,738	5,171	5,041
Total revenue	4,281	4,076	4,336	4,321	4,242	12,693	12,518
Provision For Credit Losses	52	2,463	914	221	183	3,429	552
Noninterest Expense
Personnel	1,410	1,373	1,369	1,468	1,400	4,152	4,179
Occupancy	205	199	207	201	206	611	633
Equipment	292	301	287	348	291	880	862
Marketing	67	47	58	77	76	172	224
Other	557	595	622	668	650	1,774	1,914
Total noninterest expense	2,531	2,515	2,543	2,762	2,623	7,589	7,812
Income (loss) from continuing operations before income taxes and noncontrolling interests	1,698	(902)	879	1,338	1,436	1,675	4,154
Income taxes (benefit) from continuing operations	166	(158)	120	195	255	128	706
Net income (loss) from continuing operations	1,532	(744)	759	1,143	1,181	1,547	3,448
Income from discontinued operations before taxes		5,596	181	288	251	5,777	700
Income taxes from discontinued operations		1,197	25	50	40	1,222	111
Net income from discontinued operations		4,399	156	238	211	4,555	589
Net income	1,532	3,655	915	1,381	1,392	6,102	4,037
Less: Net income attributable to noncontrolling interests	13	7	7	14	13	27	35
Preferred stock dividends (b)	63	55	63	55	63	181	181
Preferred stock discount accretion and redemptions	1	1	1	1	1	3	3
Net income attributable to common shareholders	$1,455	$3,592	$844	$1,311	$1,315	$5,891	$3,818
Earnings Per Common Share
Basic earnings (loss) from continuing operations	$3.40	$(1.90)	$1.59	$2.44	$2.47	$3.11	$7.15
Basic earnings from discontinued operations		10.28	.37	.54	.48	10.61	1.30
Total basic earnings	$3.40	$8.40	$1.96	$2.98	$2.95	$13.73	$8.45
Diluted earnings (loss) from continuing operations	$3.39	$(1.90)	$1.59	$2.43	$2.47	$3.11	$7.13
Diluted earnings from discontinued operations		10.28	.36	.54	.47	10.59	1.29
Total diluted earnings	$3.39	$8.40	$1.95	$2.97	$2.94	$13.70	$8.42
Average Common Shares Outstanding
Basic	426	426	429	437	444	427	450
Diluted	426	426	430	438	445	428	451
Efficiency	59%	62%	59%	64%	62%	60%	62%
Noninterest income to total revenue	42%	38%	42%	42%	41%	41%	40%
Effective tax rate from continuing operations (c)	9.8%	17.5%	13.7%	14.6%	17.8%	7.6%	17.0%

(a)
Includes net gains on sales of securities of $32 million, $40 million, $182 million, $12 million, and $3 million for the quarters ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively, and $254 million and $36 million for the nine months ended September 30, 2020 and September 30, 2019, respectively.

(b)
Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

	September 30	June 30	March 31	December 31	September 30
In millions, except par value	2020	2020	2020	2019	2019
Assets
Cash and due from banks	$6,629	$6,338	$7,493	$5,061	$5,671
Interest-earning deposits with banks (a)	70,959	50,233	19,986	23,413	19,036
Loans held for sale (b)	1,787	1,443	1,693	1,083	1,872
Asset held for sale (c)			8,511	8,558	8,321
Investment securities – available for sale	89,747	97,052	89,077	69,163	69,057
Investment securities – held to maturity	1,438	1,441	1,469	17,661	18,826
Loans (b)	249,279	258,236	264,643	239,843	237,377
Allowance for loan and lease losses (d)	(5,751)	(5,928)	(3,944)	(2,742)	(2,738)
Net loans	243,528	252,308	260,699	237,101	234,639
Equity investments	4,938	4,943	4,694	5,176	5,004
Mortgage servicing rights	1,113	1,067	1,082	1,644	1,483
Goodwill	9,233	9,233	9,233	9,233	9,233
Other (b)	32,445	34,920	41,556	32,202	35,774
Total assets	$461,817	$458,978	$445,493	$410,295	$408,916
Liabilities
Deposits
Noninterest-bearing	$107,281	$99,458	$81,614	$72,779	$74,077
Interest-bearing	247,798	246,539	223,590	215,761	211,506
Total deposits	355,079	345,997	305,204	288,540	285,583
Borrowed funds
Federal Home Loan Bank borrowings	5,500	8,500	23,491	16,341	21,901
Bank notes and senior debt	26,839	27,704	31,438	29,010	27,148
Subordinated debt	6,465	6,500	6,475	6,134	5,473
Other (b)	3,306	4,322	11,995	8,778	6,832
Total borrowed funds	42,110	47,026	73,399	60,263	61,354
Allowance for unfunded lending related commitments (d)	689	662	450	318	304
Accrued expenses and other liabilities	10,629	12,345	17,150	11,831	12,220
Total liabilities	408,507	406,030	396,203	360,952	359,461
Equity
Preferred stock (e)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,712	2,712	2,712	2,712	2,711
Capital surplus	15,836	16,284	16,288	16,369	16,297
Retained earnings	45,947	44,986	41,885	42,215	41,413
Accumulated other comprehensive income	2,997	3,069	2,518	799	837
Common stock held in treasury at cost:118, 117, 118, 109 and 103 shares	(14,216)	(14,128)	(14,140)	(12,781)	(11,838)
Total shareholders’ equity	53,276	52,923	49,263	49,314	49,420
Noncontrolling interests	34	25	27	29	35
Total equity	53,310	52,948	49,290	49,343	49,455
Total liabilities and equity	$461,817	$458,978	$445,493	$410,295	$408,916

(a)
Amounts include balances held with the Federal Reserve Bank of Cleveland of $70.6 billion, $50.0 billion, $19.6 billion, $23.2 billion and $18.8 billion as of September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively.

(b)
Amounts include assets and liabilities for which PNC has elected the fair value option. Our second quarter 2020 Form 10-Q included, and our third quarter 2020 Form 10-Q will include, additional information regarding these items.

(c)
Represents our held for sale investment in BlackRock. In the second quarter of 2020, PNC divested its entire holding in BlackRock. Prior period BlackRock investment balances have been reclassified to the Asset held for sale line in accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations. Our second quarter 2020 Form 10-Q included additional information related to the Blackrock divestiture.

(d)
Amounts as of September 30, 2020 and June 30, 2020 and March 31, 2020 reflect the impact of adopting Accounting Standards Update 2016-13, Financial Instruments - Credit Losses, which is commonly referred to as the Current Expected Credit Losses (CECL) standard and our transition from an incurred loss methodology for these reserves to an expected credit loss methodology. Our 2019 10-K and our first and second quarter 2020 Form 10-Qs included, and our third quarter 2020 Form 10-Q will include, additional information related to our adoption of this standard.

(e)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)
	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions	2020	2020	2020	2019	2019	2020	2019
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$52,215	$52,500	$49,636	$33,937	$32,926	$51,453	$30,714
Non-agency	1,437	1,529	1,617	1,582	1,716	1,527	1,802
Commercial mortgage-backed	6,927	7,232	6,734	6,054	5,728	6,964	5,549
Asset-backed	5,033	5,309	5,003	5,059	5,208	5,115	5,247
U.S. Treasury and government agencies	18,724	15,457	15,938	15,966	17,573	16,714	18,207
Other	4,723	4,952	4,024	2,849	3,053	4,567	3,316
Total securities available for sale	89,059	86,979	82,952	65,447	66,204	86,340	64,835
Securities held to maturity
Residential mortgage-backed	—	—	—	14,943	15,768	—	15,582
Commercial mortgage-backed	—	—	—	498	544	—	571
Asset-backed	—	22	51	54	79	24	143
U.S. Treasury and government agencies	788	783	779	774	769	783	765
Other	655	646	640	1,794	1,802	648	1,823
Total securities held to maturity	1,443	1,451	1,470	18,063	18,962	1,455	18,884
Total investment securities	90,502	88,430	84,422	83,510	85,166	87,795	83,719
Loans
Commercial and industrial	139,795	153,595	128,723	124,876	125,356	140,701	123,069
Commercial real estate	29,081	28,707	28,275	28,670	28,855	28,689	28,477
Equipment lease financing	6,771	7,035	7,066	7,199	7,272	6,958	7,273
Consumer	54,692	56,485	57,680	56,765	55,702	56,279	55,303
Residential real estate	22,753	22,292	21,828	21,341	20,497	22,292	19,602
Total loans	253,092	268,114	243,572	238,851	237,682	254,919	233,724
Interest-earning deposits with banks (b)	60,327	34,600	17,569	23,316	15,632	37,582	14,708
Other interest-earning assets	9,752	10,867	9,468	11,371	14,094	10,028	12,780
Total interest-earning assets	413,673	402,011	355,031	357,048	352,574	390,324	344,931
Noninterest-earning assets	48,466	55,302	57,405	54,371	54,135	53,705	51,668
Total assets	$462,139	$457,313	$412,436	$411,419	$406,709	$444,029	$396,599
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$63,598	$61,346	$53,287	$56,209	$56,271	$59,426	$55,268
Demand	87,226	82,881	70,931	69,496	65,444	80,371	64,459
Savings	77,479	75,345	69,977	66,827	64,054	74,279	61,627
Time deposits	20,248	21,873	21,141	21,600	21,173	21,084	20,017
Total interest-bearing deposits	248,551	241,445	215,336	214,132	206,942	235,160	201,371
Borrowed funds
Federal Home Loan Bank borrowings	7,196	12,559	13,440	18,944	25,883	11,051	23,368
Bank notes and senior debt	25,858	28,298	29,988	27,403	27,409	28,040	26,571
Subordinated debt	5,936	5,937	5,934	5,760	5,189	5,935	5,530
Other	4,354	6,435	7,826	7,926	5,452	6,199	6,564
Total borrowed funds	43,344	53,229	57,188	60,033	63,933	51,225	62,033
Total interest-bearing liabilities	291,895	294,674	272,524	274,165	270,875	286,385	263,404
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	101,931	93,776	74,396	73,626	72,149	90,078	71,736
Accrued expenses and other liabilities	15,341	16,989	16,437	14,541	14,529	16,251	12,975
Equity	52,972	51,874	49,079	49,087	49,156	51,315	48,484
Total liabilities and equity	$462,139	$457,313	$412,436	$411,419	$406,709	$444,029	$396,599

(a)	Calculated using average daily balances.

(b)
Amounts include average balances held with the Federal Reserve Bank of Cleveland of $60.0 billion, $34.2 billion, $17.3 billion, $23.0 billion and $15.3 billion for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively, and $37.3 billion and $14.4 billion for the nine months ended September 30, 2020 and September 30, 2019, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited)
	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	2020	2020	2020	2019	2019	2020	2019
Average yields/rates (a)
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.03%	2.29%	2.63%	2.48%	2.70%	2.31%	2.85%
Non-agency	7.26%	7.13%	7.87%	8.09%	8.89%	7.43%	8.04%
Commercial mortgage-backed	2.50%	2.59%	2.95%	2.30%	2.97%	2.68%	3.05%
Asset-backed	2.44%	2.60%	3.05%	3.26%	3.31%	2.70%	3.33%
U.S. Treasury and government agencies	1.64%	1.77%	2.29%	2.31%	2.44%	1.88%	2.47%
Other	3.39%	3.47%	3.69%	3.36%	3.41%	3.51%	3.36%
Total securities available for sale	2.16%	2.39%	2.77%	2.65%	2.90%	2.43%	2.97%
Securities held to maturity
Residential mortgage-backed	—	—	—	2.63%	2.78%	—	2.91%
Commercial mortgage-backed	—	—	—	4.44%	3.68%	—	3.59%
Asset-backed	—	2.38%	2.77%	3.02%	5.48%	2.66%	4.18%
U.S. Treasury and government agencies	2.86%	2.84%	2.84%	2.86%	2.86%	2.85%	2.84%
Other	4.20%	4.27%	4.48%	4.47%	4.40%	4.32%	4.41%
Total securities held to maturity	3.47%	3.47%	3.56%	2.87%	2.98%	3.50%	3.08%
Total investment securities	2.18%	2.41%	2.78%	2.70%	2.91%	2.45%	3.00%
Loans
Commercial and industrial	2.82%	2.83%	3.62%	3.88%	4.06%	3.07%	4.20%
Commercial real estate	2.65%	2.84%	3.64%	3.89%	4.40%	3.03%	4.40%
Equipment lease financing	3.80%	3.82%	3.93%	3.87%	3.82%	3.85%	3.94%
Consumer	4.69%	4.86%	5.38%	5.45%	5.61%	4.98%	5.57%
Residential real estate	3.74%	3.86%	3.96%	4.10%	4.21%	3.85%	4.25%
Total loans	3.32%	3.37%	4.08%	4.27%	4.47%	3.58%	4.54%
Interest-earning deposits with banks	.10%	.10%	1.27%	1.66%	2.17%	.28%	2.32%
Other interest-earning assets	2.23%	2.26%	3.51%	3.65%	3.49%	2.64%	3.70%
Total yield on interest-earning assets	2.57%	2.85%	3.62%	3.71%	3.95%	2.98%	4.04%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.07%	.15%	.72%	.93%	1.14%	.29%	1.15%
Demand	.05%	.08%	.41%	.51%	.58%	.17%	.55%
Savings	.11%	.31%	.79%	.97%	1.14%	.39%	1.15%
Time deposits	.58%	.80%	1.34%	1.52%	1.66%	.91%	1.63%
Total interest-bearing deposits	.12%	.23%	.70%	.87%	1.02%	.34%	1.01%
Borrowed funds
Federal Home Loan Bank borrowings	.47%	1.00%	1.69%	2.11%	2.48%	1.16%	2.63%
Bank notes and senior debt	1.08%	1.56%	2.41%	2.77%	3.21%	1.72%	3.35%
Subordinated debt	1.51%	1.91%	2.73%	3.06%	3.53%	2.05%	4.09%
Other	1.31%	.92%	1.69%	1.89%	2.43%	1.33%	2.44%
Total borrowed funds	1.06%	1.39%	2.18%	2.47%	2.87%	1.59%	3.05%
Total rate on interest-bearing liabilities	.26%	.44%	1.00%	1.21%	1.45%	.56%	1.48%
Interest rate spread	2.31%	2.41%	2.62%	2.50%	2.50%	2.42%	2.56%
Benefit from use of noninterest bearing sources (b)	.08	.11	.22	.28	.34	.15	.35
Net interest margin	2.39%	2.52%	2.84%	2.78%	2.84%	2.57%	2.91%

(a)
Yields and rates are calculated using the applicable annualized interest income or interest expense divided by the applicable average earning assets or interest-bearing liabilities. Net interest margin is the total yield on interest-earning assets minus the total rate on interest-bearing liabilities and includes the benefit from use of noninterest-bearing sources. To provide more meaningful comparisons of net interest margins, we use net interest income on a taxable-equivalent basis in calculating average yields used in the calculation of net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019 were $17 million, $19 million, $22 million, $23 million and $25 million, respectively. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2020 and September 30, 2019 were $58 million and $79 million, respectively.

(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)
	Three months ended							Nine months ended
	September 30	June 30	March 31	December 31		September 30		September 30		September 30
In millions, except per share data	2020	2020	2020	2019		2019		2020		2019
Basic
Net income (loss) from continuing operations	$1,532	$(744)	$759	$1,143		$1,181		$1,547		$3,448
Less:
Net income attributable to noncontrolling interests	13	7	7	14		13		27		35
Preferred stock dividends (a)	63	55	63	55		63		181		181
Preferred stock discount accretion and redemptions	1	1	1	1		1		3		3
Net income (loss) from continuing operations attributable to common shareholders	1,455	(807)	688	1,073		1,104		1,336		3,229
Less: Dividends and undistributed earnings allocated to nonvested restricted shares	8	1	3	5		5		7		13
Net income (loss) from continuing operations attributable to basic common shareholders	$1,447	$(808)	$685	$1,068		$1,099		$1,329		$3,216
Net income from discontinued operations attributable to common shareholders		$4,399	$156	$238		$211		$4,555		$589
Less: Undistributed earnings allocated to nonvested restricted shares		21	1	1		1	0	22		2
Net income from discontinued operations attributable to basic common shareholders		$4,378	$155	$237		$210		$4,533		$587
Basic weighted-average common shares outstanding	426	426	429	437		444		427		450
Basic earnings (loss) per common share from continuing operations	$3.40	$(1.90)	$1.59	$2.44		$2.47		$3.11		$7.15
Basic earnings per common share from discontinued operations		$10.28	$.37	$.54		$.48		$10.61		$1.30
Basic earnings per common share	$3.40	$8.40	$1.96	$2.98		$2.95		$13.73		$8.45
Diluted
Net income (loss) from continuing operations attributable to diluted common shareholders	$1,447	$(808)	$685	$1,068		$1,099		$1,329		$3,216
Net income from discontinued operations attributable to basic common shareholders		$4,378	$155	$237		$210		$4,533		$587
Less: Impact of earnings per share dilution from discontinued operations		1	1	3		2	0	2	0	7
Net income from discontinued operations attributable to diluted common shareholders		$4,377	$154	$234		$208		$4,531		$580
Basic weighted-average common shares outstanding	426	426	429	437		444		427		450
Dilutive potential common shares			1	1	0.000004	1		1		1
Diluted weighted-average common shares outstanding	426	426	430	438		445		428		451
Diluted earnings (loss) per common share from continuing operations	$3.39	$(1.90)	$1.59	$2.43		$2.47		$3.11		$7.13
Diluted earnings per common share from discontinued operations		$10.28	$.36	$.54		$.47		$10.59		$1.29
Diluted earnings per common share	$3.39	$8.40	$1.95	$2.97		$2.94		$13.70		$8.42

(a)
Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Table 6: Details of Loans (Unaudited)

	September 30	June 30	March 31	December 31	September 30
In millions	2020	2020	2020	2019	2019
Commercial
Commercial and industrial
Manufacturing	$22,551	$25,590	$27,225	$21,540	$21,846
Retail/wholesale trade	20,287	21,747	24,408	21,565	21,761
Service providers	20,260	21,347	19,411	16,112	16,189
Real estate related (a)	14,040	14,634	14,843	12,346	12,294
Financial services	15,005	13,596	13,473	11,318	10,437
Health care	9,368	10,109	9,238	8,035	8,137
Transportation and warehousing	7,295	7,771	8,160	7,474	7,216
Other industries	28,381	29,541	32,373	26,947	26,134
Total commercial and industrial	137,187	144,335	149,131	125,337	124,014
Commercial real estate	29,028	28,763	28,544	28,110	28,884
Equipment lease financing	6,479	7,097	7,061	7,155	7,290
Total commercial	172,694	180,195	184,736	160,602	160,188
Consumer
Home equity	24,539	24,879	25,081	25,085	24,971
Residential real estate	22,886	22,469	22,250	21,821	21,082
Automobile	14,977	16,157	17,194	16,754	16,004
Credit card	6,303	6,575	7,132	7,308	6,815
Education	3,051	3,132	3,247	3,336	3,461
Other consumer	4,829	4,829	5,003	4,937	4,856
Total consumer	76,585	78,041	79,907	79,241	77,189
Total loans	$249,279	$258,236	$264,643	$239,843	$237,377
(a) Represents loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Allowance for Credit Losses (Unaudited)

Table 7: Change in Allowance for Loan and Lease Losses

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions	2020	2020	2020	2019	2019	2020	2019
Allowance for loan and lease losses
Beginning balance	$5,928	$3,944	$2,742	$2,738	$2,721	$2,742	$2,629
Adoption of ASU 2016-03 (a)			463			463
Gross charge-offs:
Commercial and industrial	(59)	(112)	(78)	(67)	(41)	(249)	(116)
Commercial real estate	(1)	—	—	(2)	(11)	(1)	(16)
Equipment lease financing	(4)	(10)	(5)	(9)	(2)	(19)	(6)
Home equity	(12)	(8)	(11)	(16)	(11)	(31)	(52)
Residential real estate	(2)	—	(2)	(4)	(1)	(4)	(5)
Automobile	(57)	(69)	(84)	(78)	(71)	(210)	(183)
Credit card	(74)	(76)	(78)	(70)	(61)	(228)	(193)
Education	(3)	(4)	(6)	(6)	(7)	(13)	(20)
Other consumer	(35)	(35)	(40)	(39)	(36)	(110)	(92)
Total gross charge-offs	(247)	(314)	(304)	(291)	(241)	(865)	(683)
Recoveries:
Commercial and industrial	21	13	18	14	14	52	45
Commercial real estate	2	—	4	3	3	6	8
Equipment lease financing	3	2	2	2	2	7	6
Home equity	15	15	14	18	20	44	56
Residential real estate	4	4	4	3	4	12	11
Automobile	31	29	35	29	30	95	85
Credit card	9	9	8	6	7	26	21
Education	2	2	2	2	2	6	6
Other consumer	5	4	5	5	4	14	12
Total recoveries	92	78	92	82	86	262	250
Net (charge-offs) / recoveries:
Commercial and industrial	(38)	(99)	(60)	(53)	(27)	(197)	(71)
Commercial real estate	1	—	4	1	(8)	5	(8)
Equipment lease financing	(1)	(8)	(3)	(7)	—	(12)	—
Home equity	3	7	3	2	9	13	4
Residential real estate	2	4	2	(1)	3	8	6
Automobile	(26)	(40)	(49)	(49)	(41)	(115)	(98)
Credit card	(65)	(67)	(70)	(64)	(54)	(202)	(172)
Education	(1)	(2)	(4)	(4)	(5)	(7)	(14)
Other consumer	(30)	(31)	(35)	(34)	(32)	(96)	(80)
Total net (charge-offs)	(155)	(236)	(212)	(209)	(155)	(603)	(433)
Provision for (recapture of) credit losses (b)	(23)	2,220	952	221	183	3,149	552
Net (increase) in allowance for unfunded loan commitments and letters of credit	—	—	—	(14)	(13)	—	(19)
Other	1	—	(1)	6	2	—	9
Ending balance	$5,751	$5,928	$3,944	$2,742	$2,738	$5,751	$2,738
Supplemental Information
Net charge-offs
Commercial net charge-offs	$(38)	$(107)	$(59)	$(59)	$(35)	$(204)	$(79)
Consumer net charge-offs	(117)	(129)	(153)	(150)	(120)	(399)	(354)
Total net charge-offs	$(155)	$(236)	$(212)	$(209)	$(155)	$(603)	$(433)
Net charge-offs to average loans (annualized)	.24%	.35%	.35%	.35%	.26%	.32%	.25%
Commercial	.09%	.23%	.14%	.15%	.09%	.15%	.07%
Consumer	.60%	.66%	.77%	.76%	.62%	.68%	.63%

(a)
Represents the impact of adopting ASU 2016-13, Financial Instruments - Credit Losses on January 1, 2020, and our transition from an incurred loss methodology for our reserves to an expected credit loss methodology. Our 2019 Form 10-K and our first and second quarter 2020 Form 10-Qs included, and our third quarter 2020 Form 10-Q will include, additional information related to our adoption of the CECL standard.

(b)	See Table 8 for the components of the Provision for credit losses under CECL being reported on the Consolidated Income Statement.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Allowance for Credit Losses (Unaudited) (Continued)

Table 8: Components of the Provision for Credit Losses Under CECL

	Three months ended			Nine months ended
	September 30	June 30	March 31	September 30
In millions	2020	2020	2020	2020
Provision for credit losses
Loans and leases	$(23)	$2,220	$952	$3,149
Unfunded lending related commitments	27	212	(47)	192
Investment securities	39	30	—	69
Other financial assets	9	1	9	19
Total provision for credit losses	$52	$2,463	914	$3,429

Table 9: Allowance for Credit Losses by Loan Class (a)

	September 30, 2020			June 30, 2020			December 31, 2019
Dollars in millions	Allowance Amount	Total Loans	% of Total Loans	Allowance Amount	Total Loans	% of Total Loans	Allowance Amount	Total Loans	% of Total Loans
Allowance for loan and lease losses
Commercial
Commercial and industrial	$2,735	$137,187	1.99%	$2,834	$144,335	1.96%	$1,489	$125,337	1.19%
Commercial real estate	630	29,028	2.17%	382	28,763	1.33%	278	28,110.99%
Equipment lease financing	163	6,479	2.52%	164	7,097	2.31%	45	7,155.63%
Total commercial	3,528	172,694	2.04%	3,380	180,195	1.88%	1,812	160,602	1.13%
Consumer
Home equity	349	24,539	1.42%	382	24,879	1.54%	87	25,085.35%
Residential real estate	28	22,886.12%		50	22,469.22%		258	21,821	1.18%
Automobile	404	14,977	2.70%	450	16,157	2.79%	160	16,754.95%
Credit card	891	6,303	14.14%	1,010	6,575	15.36%	288	7,308	3.94%
Education	136	3,051	4.46%	151	3,132	4.82%	17	3,336.51%
Other consumer	415	4,829	8.59%	505	4,829	10.46%	120	4,937	2.43%
Total consumer	2,223	76,585	2.90%	2,548	78,041	3.26%	930	79,241	1.17%
Total	5,751	$249,279	2.31%	5,928	$258,236	2.30%	2,742	$239,843	1.14%
Allowance for unfunded lending related commitments	689			662			318
Allowance for credit losses	$6,440			$6,590			$3,060

Supplemental Information
Allowance for credit losses to total loans			2.58%			2.55%			1.28%
Commercial			2.38%			2.18%			1.33%
Consumer			3.04%			3.41%			1.18%

(a)    Excludes allowances for investment securities and other financial assets, which together totaled $98 million and $51 million at September 30, 2020 and June 30, 2020, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details of Nonperforming Assets (Unaudited)

Table 10: Nonperforming Assets by Type

	September 30	June 30	March 31	December 31	September 30
Dollars in millions	2020	2020	2020	2019	2019
Nonperforming loans, including TDRs
Commercial
Commercial and industrial
Retail/wholesale trade	$90	$117	$121	$74	$61
Manufacturing	80	58	79	102	109
Service providers	69	57	63	53	55
Real estate related (a)	140	158	25	24	33
Health care	20	19	14	17	17
Transportation and warehousing	14	20	23	18	13
Other industries	264	264	169	137	203
Total commercial and industrial	677	693	494	425	491
Commercial real estate	217	43	42	44	75
Equipment lease financing	21	22	30	32	10
Total commercial	915	758	566	501	576
Consumer (b)
Home equity	639	636	617	669	685
Residential real estate	339	305	292	315	325
Automobile	171	156	154	135	128
Credit card	13	15	10	11	9
Other consumer	8	6	5	4	5
Total consumer	1,170	1,118	1,078	1,134	1,152
Total nonperforming loans (c) (d)	2,085	1,876	1,644	1,635	1,728
OREO and foreclosed assets	67	79	111	117	119
Total nonperforming assets	$2,152	$1,955	$1,755	$1,752	$1,847
Nonperforming loans to total loans	.84%	.73%	.62%	.68%	.73%
Nonperforming assets to total loans, OREO and foreclosed assets	.86%	.76%	.66%	.73%	.78%
Nonperforming assets to total assets	.47%	.43%	.39%	.43%	.45%
Allowance for loan and lease losses to nonperforming loans (e)	276%	316%	240%	168%	158%

(a)	Represents loans related to customers in the real estate and construction industries.

(b)	Excludes most unsecured consumer loans and lines of credit, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(c)
Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale and loans accounted for under the fair value option. Amounts in 2019 also excluded purchased impaired loans.

(d)
In connection with the adoption of the CECL standard, nonperforming loans as of September 30, 2020, June 30, 2020 and March 31, 2020 include purchased credit deteriorated loans. Our 2019 Form 10-K and our first and second quarter 2020 Form 10-Qs included, and our third quarter 2020 Form 10-Q will include, additional information related to our adoption of the CECL standard.

(e)
Ratios at September 30, 2020, June 30, 2020 and March 31, 2020 reflect the transition impact on our allowance for loan and lease losses from the adoption of the CECL standard along with the increases in reserves during 2020 due to the significant economic impact of COVID-19 and loan growth.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets (Unaudited) (Continued)

Table 11: Change in Nonperforming Assets

	July 1, 2020 -	April 1, 2020 -	January 1, 2020 -	October 1, 2019 -	July 1, 2019 -
In millions	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Beginning balance	$1,955	$1,755	$1,752	$1,847	$1,850
New nonperforming assets	512	458	391	357	290
Charge-offs and valuation adjustments	(75)	(104)	(145)	(218)	(112)
Principal activity, including paydowns and payoffs	(175)	(85)	(158)	(157)	(122)
Asset sales and transfers to loans held for sale	(20)	(28)	(20)	(21)	(34)
Returned to performing status	(45)	(41)	(65)	(56)	(25)
Ending balance	$2,152	$1,955	$1,755	$1,752	$1,847

Table 12: Largest Individual Nonperforming Assets (a)

September 30, 2020 - Dollars in millions
Ranking	Outstandings	Industry
1	$142	Real Estate and Rental and Leasing
2	85	Real Estate and Rental and Leasing
3	35	Real Estate and Rental and Leasing
4	34	Wholesale Trade
5	33	Real Estate and Rental and Leasing
6	33	Mining, Quarrying, and Oil and Gas Extraction
7	29	Information
8	27	Mining, Quarrying, and Oil and Gas Extraction
9	23	Mining, Quarrying, and Oil and Gas Extraction
10	20	Mining, Quarrying, and Oil and Gas Extraction
Total	$461
As a percent of total nonperforming assets		21%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Accruing Loans Past Due (Unaudited)

Pursuant to the interagency guidance issued in April 2020 and in connection with the credit reporting rules from the U.S. Coronavirus Aid, Relief and Economic Security Act (CARES Act), the delinquency status of loans modified due to COVID-19 related hardships are reported as of September 30, 2020 and June 30, 2020 in alignment with the rules set forth for banks to report delinquency status to the credit agencies. These rules require that COVID-19 related loan modifications be reported as follows:

•	if current at the time of modification, the loan remains current throughout the modification period,

•	if delinquent at the time of modification and the borrower was not made current as part of the modification, the loan maintains its reported as delinquent status during the modification period, or

•	if delinquent at the time of modification and the borrower was made current as part of the modification or became current during the modification period, the loan is reported as current.
As a result, certain loans modified due to COVID-19 related hardships are not being reported as past due as of September 30, 2020 and June 30, 2020 based on the contractual terms of the loan, even where borrowers may not be making payments on their loans during the modification period. Our second quarter 2020 Form 10-Q included, and our third quarter 2020 Form 10-Q will include, additional information on COVID-19 related loan modifications.

Table 13: Accruing Loans Past Due 30 to 59 Days (a) (b)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2020	2020	2020	2019	2019	2020	2020	2020	2019	2019
Commercial and industrial	$56	$49	$97	$102	$82.04%		.03%	.07%	.08%	.07%
Commercial real estate	6	51	6	4	3.02%		.18%	.02%	.01%	.01%
Equipment lease financing	7	8	42	49	6.11%		.11%	.59%	.68%	.08%
Home equity	48	70	65	58	53.20%		.28%	.26%	.23%	.21%
Residential real estate
Non government insured	99	135	121	90	76.43%		.60%	.54%	.41%	.36%
Government insured	89	63	52	50	53.39%		.28%	.23%	.23%	.25%
Automobile	116	105	177	178	145.77%		.65%	1.03%	1.06%	.91%
Credit card	44	53	59	60	56.70%		.81%	.83%	.82%	.82%
Education
Non government insured	6	3	7	7	8.20%		.10%	.22%	.21%	.23%
Government insured	51	36	45	48	48	1.67%	1.15%	1.39%	1.44%	1.39%
Other consumer	17	17	17	15	17.35%		.35%	.34%	.30%	.35%
Total	$539	$590	$688	$661	$547.22%		.23%	.26%	.28%	.23%

Table 14: Accruing Loans Past Due 60 to 89 Days (a) (b)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2020	2020	2020	2019	2019	2020	2020	2020	2019	2019
Commercial and industrial	$37	$28	$22	$30	$49.03%		.02%	.01%	.02%	.04%
Commercial real estate	6	4	1	1	3.02%		.01%	.00%	.00%	.01%
Equipment lease financing	4	9	2	5	4.06%		.13%	.03%	.07%	.05%
Home equity	22	27	28	24	24.09%		.11%	.11%	.10%	.10%
Residential real estate
Non government insured	22	34	30	16	20.10%		.15%	.13%	.07%	.09%
Government insured	58	59	52	53	57.25%		.26%	.23%	.24%	.27%
Automobile	32	34	49	47	36.21%		.21%	.28%	.28%	.22%
Credit card	33	38	37	37	33.52%		.58%	.52%	.51%	.48%
Education
Non government insured	2	2	4	3	5.07%		.06%	.12%	.09%	.14%
Government insured	24	21	26	31	30.79%		.67%	.80%	.93%	.87%
Other consumer	11	8	10	11	8.23%		.17%	.20%	.22%	.16%
Total	$251	$264	$261	$258	$269.10%		.10%	.10%	.11%	.11%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Accruing Loans Past Due (Unaudited) (Continued)

Table 15: Accruing Loans Past Due 90 Days or More (a) (b)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2020	2020	2020	2019	2019	2020	2020	2020	2019	2019
Commercial and industrial	$36	$34	$51	$85	$64.03%		.02%	.03%	.07%	.05%
Residential real estate
Non government insured	28	19	18	14	15.12%		.08%	.08%	.06%	.07%
Government insured	241	245	282	301	287	1.05%	1.09%	1.27%	1.38%	1.36%
Automobile	12	19	19	18	11.08%		.12%	.11%	.11%	.07%
Credit card	60	61	70	67	57.95%		.93%	.98%	.92%	.84%
Education
Non government insured	1	1	2	2	3.03%		.03%	.06%	.06%	.09%
Government insured	62	65	82	89	87	2.03%	2.08%	2.53%	2.67%	2.51%
Other consumer	8	12	10	9	8.17%		.25%	.20%	.18%	.16%
Total	$448	$456	$534	$585	$532.18%		.18%	.20%	.24%	.22%
(a) Excludes loans held for sale, amounts in 2019 also excluded purchased impaired loans.
(b) In connection with the adoption of the CECL standard, accruing loans past due as of September 30, 2020, June 30, 2020 and March 31, 2020 include purchased credit deteriorated loans. Our 2019 Form 10-K and our first and second quarter 2020 Form 10-Qs included, and our third quarter 2020 Form 10-Q will include, additional information related to our adoption of the CECL standard.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, insurance services, investment management and cash management products and services to consumer and small business customers. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in markets across the Mid-Atlantic, Midwest and Southeast. In 2018, Retail Banking launched its national expansion strategy designed to grow customers with digitally-led banking and an ultra-thin branch network in markets outside of our existing retail branch network. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal and small business loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Brokerage, investment management and cash management products and services include managed, education, retirement and trust accounts.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, and government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. The Treasury Management business provides payables, receivables, deposit and account services, liquidity and investments, and online and mobile banking products and services to our clients. Capital markets-related products and services include foreign exchange, derivatives, securities underwriting, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are provided nationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. The Asset Management group is comprised of three distinct operating units:

•
Wealth management provides products and services to individuals and their families including investment and retirement planning, customized investment management, private banking, and trust management and administration for individuals and their families.

•
Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth clients.

•
Institutional asset management provides outsourced chief investment officer, custody, private real estate, cash and fixed income client solutions, and fiduciary retirement advisory services to institutional clients including corporations, healthcare systems, insurance companies, unions, municipalities and non-profits.

Table 16: Period End Employees

	September 30	June 30	March 31	December 31	September 30
	2020	2020	2020	2019	2019
Full-time employees
Retail Banking	27,808	29,051	28,737	28,270	28,279
Other full-time employees	21,997	21,752	21,776	21,747	21,701
Total full-time employees	49,805	50,803	50,513	50,017	49,980
Part-time employees
Retail Banking	1,593	1,854	1,780	1,759	1,823
Other part-time employees	104	476	129	142	153
Total part-time employees	1,697	2,330	1,909	1,901	1,976
Total	51,502	53,133	52,422	51,918	51,956

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 17: Summary of Business Segment Income and Revenue (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions	2020	2020	2020	2019	2019	2020	2019
Income
Retail Banking	$530	$(223)	$201	$277	$347	$508	$936
Corporate & Institutional Banking	670	(358)	370	649	645	682	1,799
Asset Management Group	91	28	54	91	46	173	171
Other	241	(191)	134	126	143	184	542
Net income (loss) from continuing operations	$1,532	$(744)	$759	$1,143	$1,181	$1,547	$3,448

Revenue
Retail Banking	$2,056	$1,975	$2,244	$2,054	$2,137	$6,275	$6,114
Corporate & Institutional Banking	1,748	1,790	1,660	1,615	1,584	5,198	4,636
Asset Management Group	310	293	292	352	286	895	927
Other	167	18	140	300	235	325	841
Total revenue	$4,281	$4,076	$4,336	$4,321	$4,242	$12,693	$12,518

(a)
Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Retail Banking (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions	2020	2020	2020	2019	2019	2020	2019
Income Statement
Net interest income	$1,383	$1,390	$1,456	$1,402	$1,393	$4,229	$4,118
Noninterest income	673	585	788	652	744	2,046	1,996
Total revenue	2,056	1,975	2,244	2,054	2,137	6,275	6,114
Provision for (recapture of) credit losses	(157)	761	445	161	147	1,049	356
Noninterest expense	1,521	1,500	1,536	1,530	1,536	4,557	4,531
Pretax earnings (loss)	692	(286)	263	363	454	669	1,227
Income taxes (benefit)	162	(63)	62	86	107	161	291
Earnings	$530	$(223)	$201	$277	$347	$508	$936
Average Balance Sheet
Loans held for sale	$700	$829	$779	$747	$760	$769	$586
Loans
Consumer
Home equity	$22,647	$22,790	$22,736	$22,590	$22,434	$22,723	$22,679
Residential real estate	18,435	18,244	17,964	17,352	16,630	18,215	15,806
Automobile	15,573	16,688	17,096	16,427	15,761	16,449	15,201
Credit card	6,408	6,690	7,207	6,985	6,624	6,767	6,403
Education	3,119	3,218	3,343	3,428	3,538	3,226	3,672
Other consumer	2,262	2,454	2,533	2,418	2,309	2,417	2,187
Total consumer	68,444	70,084	70,879	69,200	67,296	69,797	65,948
Commercial	13,356	13,612	10,524	10,323	10,379	12,298	10,440
Total loans	$81,800	$83,696	$81,403	$79,523	$77,675	$82,095	$76,388
Total assets	$98,731	$102,103	$97,062	$94,967	$93,222	$98,764	$92,282
Deposits
Noninterest-bearing demand	$43,752	$39,134	$32,225	$32,674	$32,092	$38,390	$31,338
Interest-bearing demand	49,274	47,339	42,865	41,689	41,420	46,501	42,207
Money market	23,816	22,942	22,866	23,927	24,807	23,210	25,786
Savings	70,236	67,947	62,781	59,877	57,752	67,000	55,659
Certificates of deposit	10,852	11,661	12,233	12,598	12,766	11,579	12,619
Total deposits	$197,930	$189,023	$172,970	$170,765	$168,837	$186,680	$167,609
Performance Ratios
Return on average assets	2.13%	(.88)%	.84%	1.16%	1.48%	.69%	1.36%
Noninterest income to total revenue	33%	30%	35%	32%	35%	33%	33%
Efficiency	74%	76%	68%	74%	72%	73%	74%

(a)	See note (a) on page 14.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Retail Banking (Unaudited) (Continued)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions, except as noted	2020	2020	2020	2019	2019	2020	2019
Supplemental Noninterest Income Information
Consumer services	$371	$315	$372	$382	$397	$1,058	$1,148
Residential mortgage	$137	$158	$210	$87	$134	$505	$281
Service charges on deposits	$118	$80	$166	$183	$178	$364	$504
Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$119	$122	$118	$120	$123
Serviced portfolio acquisitions	$8	$11	$2	$3	$3	$21	$9
MSR asset value (b)	$0.6	$0.6	$0.6	$1.0	$0.9
MSR capitalization value (in basis points) (b)	50	47	51	83	72
Servicing income: (in millions)
Servicing fees, net (c)	$25	$36	$44	$39	$44	$105	$139
Mortgage servicing rights valuation, net of economic hedge	$17	$20	$101	$9	$40	$138	$38
Residential mortgage loan statistics
Loan origination volume (in billions)	$4.0	$4.2	$3.2	$3.5	$3.4	$11.4	$8.0
Loan sale margin percentage	3.62%	3.67%	3.16%	2.42%	2.59%	3.51%	2.41%
Percentage of originations represented by:
Purchase volume (d)	44%	34%	36%	40%	44%	38%	50%
Refinance volume	56%	66%	64%	60%	56%	62%	50%
Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	67%	65%	59%	58%	58%	63%	57%
Digital consumer customers (f)	75%	73%	71%	71%	70%	73%	69%
Credit-related statistics
Nonperforming assets	$1,077	$1,037	$1,011	$1,046	$1,056
Net charge-offs - loans and leases	$125	$142	$166	$154	$128	$433	$380
Other statistics
ATMs	9,058	9,058	9,048	9,091	9,102
Branches (g)	2,207	2,256	2,277	2,296	2,310
Brokerage account client assets (in billions) (h)	$55	$53	$49	$54	$52

(a)	Represents mortgage loan servicing balances for third parties and the related income.

(b)	Presented as of period end, except for average customer-related statistics and net charge-offs, which are both shown for the three and nine months ended, respectively.

(c)
Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan payments, prepayments, and loans that were paid down or paid off during the period.

(d)	Mortgages with borrowers as part of residential real estate purchase transactions.

(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.

(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

(h)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Table 19: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions	2020	2020	2020	2019	2019	2020	2019
Income Statement
Net interest income	$1,025	$1,064	$966	$969	$930	$3,055	$2,745
Noninterest income	723	726	694	646	654	2,143	1,891
Total revenue	1,748	1,790	1,660	1,615	1,584	5,198	4,636
Provision for credit losses	211	1,585	458	65	48	2,254	219
Noninterest expense	666	673	722	726	703	2,061	2,087
Pretax earnings (loss)	871	(468)	480	824	833	883	2,330
Income taxes (benefit)	201	(110)	110	175	188	201	531
Earnings	$670	$(358)	$370	$649	$645	$682	$1,799
Average Balance Sheet
Loans held for sale	$904	$704	$395	$616	$720	$669	$467
Loans
Commercial
Commercial and industrial	$125,187	$138,992	$117,288	$114,113	$114,701	$127,149	$112,371
Commercial real estate	27,511	27,106	26,589	26,586	26,570	27,070	26,257
Equipment lease financing	6,772	7,036	7,066	7,200	7,272	6,957	7,273
Total commercial	159,470	173,134	150,943	147,899	148,543	161,176	145,901
Consumer	11	8	9	11	13	9	16
Total loans	$159,481	$173,142	$150,952	$147,910	$148,556	$161,185	$145,917
Total assets	$183,266	$199,254	$172,502	$167,555	$168,193	$185,001	$163,126
Deposits
Noninterest-bearing demand	$56,433	$53,157	$40,651	$39,513	$38,740	$50,104	$39,016
Interest-bearing demand	29,730	27,674	21,101	20,851	20,523	26,182	19,027
Money market	38,015	36,595	28,468	30,264	29,456	34,373	27,358
Other	8,956	9,546	7,868	7,916	7,100	8,789	6,258
Total deposits	$133,134	$126,972	$98,088	$98,544	$95,819	$119,448	$91,659
Performance Ratios
Return on average assets	1.45%	(.72)%	.87%	1.54%	1.52%	.49%	1.47%
Noninterest income to total revenue	41%	41%	42%	40%	41%	41%	41%
Efficiency	38%	38%	43%	45%	44%	40%	45%
Other Information
Consolidated revenue from:
Treasury Management (b)	$452	$469	$491	$494	$460	$1,412	$1,372
Capital Markets (b)	$345	$388	$344	$291	$290	$1,077	$849
Commercial mortgage banking activities
Commercial mortgage loans held for sale (c)	$46	$42	$29	$24	$38	$117	$73
Commercial mortgage loan servicing income (d)	76	67	69	71	71	212	190
Commercial mortgage servicing rights valuation, net of economic hedge (e)	16	22	20	2	1	58	17
Total	$138	$131	$118	$97	$110	$387	$280
MSR asset value (f)	$515	$490	$477	$649	$595
Average Loans by C&IB business
Corporate Banking	$81,617	$91,634	$78,057	$75,665	$74,883	$83,762	$73,460
Real Estate	40,592	42,124	37,368	36,908	38,172	40,030	37,231
Business Credit	21,845	23,943	23,251	22,900	22,824	23,009	22,480
Commercial Banking	11,770	10,708	7,784	7,793	7,947	10,093	8,048
Other	3,657	4,733	4,492	4,644	4,730	4,291	4,698
Total average loans	$159,481	$173,142	$150,952	$147,910	$148,556	$161,185	$145,917
Credit-related statistics
Nonperforming assets (f)	$832	$674	$508	$444	$526
Net charge-offs - loans and leases	$32	$99	$50	$47	$30	$181	$58

(a)	See note (a) on page 14.

(b)	Amounts reported in net interest income and noninterest income.

(c)
Represents other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, originations fees, gains on sale of loans held for sale and net interest income on loans held for sale.

(d)
Represents net interest income and noninterest income (primarily in corporate service fees) from loan servicing net of reduction in commercial mortgage servicing rights due to amortization expense and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.

(e)	Amounts are reported in corporate service fees.

(f)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Table 20: Asset Management Group (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions, except as noted	2020	2020	2020	2019	2019	2020	2019
Income Statement
Net interest income	$89	$89	$88	$80	$70	$266	$208
Noninterest income	221	204	204	272	216	629	719
Total revenue	310	293	292	352	286	895	927
Provision for (recapture of) credit losses	(19)	39	3	1	(1)	23	(2)
Noninterest expense	211	217	219	232	228	647	707
Pretax earnings	118	37	70	119	59	225	222
Income taxes	27	9	16	28	13	52	51
Earnings	$91	$28	$54	$91	$46	$173	$171
Average Balance Sheet
Loans
Consumer
Residential real estate	$2,976	$2,636	$2,385	$2,193	$1,980	$2,667	$1,833
Other consumer	4,065	3,975	4,052	4,145	4,207	4,031	4,261
Total consumer	$7,041	$6,611	$6,437	$6,338	$6,187	$6,698	$6,094
Commercial	$810	$883	$856	$793	$758	$849	$747
Total loans	$7,851	$7,494	$7,293	$7,131	$6,945	$7,547	$6,841
Total assets	$8,361	$7,958	$7,801	$7,697	$7,331	$8,041	$7,247
Deposits
Noninterest-bearing demand	$1,692	$1,421	$1,468	$1,407	$1,299	$1,528	$1,344
Interest-bearing demand	8,101	7,742	6,850	6,846	3,393	7,566	3,121
Money market	1,542	1,597	1,709	1,773	1,740	1,616	1,852
Savings	7,243	7,398	7,197	6,950	6,302	7,279	5,969
Other	554	722	847	898	893	707	797
Total deposits	$19,132	$18,880	$18,071	$17,874	$13,627	$18,696	$13,083
Performance Ratios
Return on average assets	4.32%	1.41%	2.81%	4.69%	2.49%	2.88%	3.15%
Noninterest income to total revenue	71%	70%	70%	77%	76%	70%	78%
Efficiency	68%	74%	75%	66%	80%	72%	76%
Other Information
Nonperforming assets (b)	$39	$38	$34	$39	$42
Net charge-offs (recoveries) - loans and leases	$1	—	$(1)	$4	—	—	$1
Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$158	$151	$136	$154	$163
Nondiscretionary client assets under administration	142	138	128	143	135
Total	$300	$289	$264	$297	$298
Discretionary client assets under management
Personal	$99	$94	$84	$99	$98
Institutional	59	57	52	55	65
Total	$158	$151	$136	$154	$163

(a)	See note (a) on page 14.

(b)	As of period end.

(c)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Glossary of Terms

Amortized cost basis - Amount at which a financial asset is originated or acquired, adjusted for applicable accretion or amortization of premiums, discounts and net deferred fees or costs, collection of cash, charge-offs, foreign exchange and fair value hedge accounting adjustments.

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus/less unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently, and those transferred from, available for sale and pension and other postretirement benefit plans, subject to phase-in limits, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Significant common stock investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 10%, or in the aggregate exceed 15%, of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital (Tailoring Rules) - Common stock plus related surplus, net of treasury stock, plus retained earnings, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 25% of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus qualifying preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Basel III Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Current Expected Credit Loss (CECL) - Methodology for estimating the allowance for credit losses on in-scope financial assets held at amortized cost and unfunded lending related commitments which uses a combination of expected losses over a reasonable and supportable forecast period, a reversion period and long run average credit losses for their estimated contractual term.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders' equity less the liquidation value of preferred stock.

Credit valuation adjustment - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - Refers to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Basel III Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan's collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral is based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - Assuming a credit obligor enters default status, an estimate of loss, based on collateral type, collateral value, loan exposure, and other factors. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans, OREO and foreclosed asserts. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost whose credit quality has deteriorated to the extent that full collection of contractual principal and interest is not probable, including TDRs which have not returned to performing status. Interest income is not recognized on nonperforming loans. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale and loans accounted for under the fair value option.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Off-balance sheet credit exposures - Standby letters of credit, financial guarantees, commitments to extend credit and similar unfunded obligations that are not unilaterally, unconditionally, cancelable at PNC’s option.

Operating leverage - The period to period dollar or percentage change in total revenue less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property. Certain assets that have a government-guarantee which are classified as other receivables are excluded.

Probability of default (PD) - An estimate of the likelihood that a credit obligor will enter into default status.

Purchased credit deteriorated assets - Acquired loans or debt securities that, at acquisition, are determined to have experienced a more-than-insignificant deterioration in credit quality since origination or issuance.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Reasonable and supportable forecast period (RSFP) - In context of CECL, the period for which forecasts and projections of macroeconomic variables have been determined to be reasonable and supportable, and are used as inputs for ACL measurement.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Supplementary leverage ratio - Basel III Tier 1 capital divided by Supplementary leverage exposure.

Taxable-equivalent interest income - The interest income earned on certain assets that is completely or partially exempt from federal income tax. These tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.